Exhibit 4.11

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [●].

THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A “U.S. PERSON” OR A PERSON IN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [●].

FORT TECHNOLOGY INC.

NON-TRANSFERABLE WARRANT CERTIFICATE

Certificate No: 2025-1

Number of Warrants: [●]	Date: [●]

THIS CERTIFIES THAT, for value received, [●] (the “Holder”) is the registered holder of [●] non-transferable common share purchase warrants (each a “Warrant”), exercisable to acquire common shares without par value (“Common Shares”) in the capital of Fort Technology Inc. (the “Company”). Each Warrant shall entitle the Holder, subject to the terms and conditions set forth in this certificate (this “Warrant Certificate”), to acquire from the Company one Common Share (a “Warrant Share”) on payment of US$[●] (C$[●] as converted into Canadian dollars at the Bank of Canada exchange rate on the Issue Date, being 1:[●], and rounded down to the nearest thousandth) (the “Exercise Price”), all subject to adjustment as hereinafter provided, at any time commencing on the date hereof (the “Effective Date”) and continuing up to 4:00 p.m. (Vancouver time) on [●] (the “Time of Expiry”).

1.	Exercise of Warrants.

1.1	Election to Purchase.

The rights evidenced by this Warrant Certificate may be exercised by the Holder in whole or in part at any time commencing on the Effective Date, and continuing up to the Time of Expiry and in accordance with and subject to the provisions hereof. The exercise may be effected by providing to the Company at its offices at Suite 501, 3292 Production Way, Burnaby, British Columbia, V5A 4R4, Canada (or such other address as may be notified in writing by the Company) (i) this Warrant Certificate, (ii) a duly completed and executed election to exercise form in substantially the form attached as Exhibit “1” hereto (the “Election to Exercise”) and (iii) payment of the aggregate Exercise Price by a certified cheque, bank draft or money order payable at par to the order of the Company, or by wire or electronic funds transfer to an account designated by the Company, in each case in the amount of the aggregate Exercise Price for the number of Warrant Shares specified in the Election to Exercise. Such exercise shall be effective upon the personal delivery to, or if sent by mail or other means of transmission upon actual receipt by, the Company of a duly completed and executed Election to Exercise and the Exercise Price for the number of Warrant Shares specified in the Election to Exercise (the “Exercise Date”).

1.2	U.S. Securities Law Matters.

The Warrants and any Warrant Shares issuable on exercise of the Warrants have not been and will not be registered under the U.S. Securities Act or any applicable securities laws of any state of the United States. Notwithstanding any other provision of this Warrant Certificate, the rights evidenced by this Warrant Certificate may not be exercised except by a Holder that:

(a)	represents that it (i) is not resident in the United States, (ii) is not a U.S. Person, (iii) is not exercising the Warrants for the account or benefit of a U.S. Person or a person in the United States, (iv) was not in the United States at the time the exercise form attached as Exhibit “1” hereto was completed and delivered, and (v) is not requesting delivery of the Warrant Shares to an address in the United States;

(b)	(i) is the original purchaser of the convertible debentures convertible into the Warrants pursuant to the Convertible Debenture Offering, (ii) completed the “Certification of U.S. Purchaser” attached as Schedule “D” to the subscription agreement pursuant to which the Holder purchased convertible debentures convertible into the Warrants as part of the Convertible Debenture Offering (the “Subscription Agreement”), (iii) is exercising the Warrants for its own account and benefit or is exercising the Warrants for the account or benefit of a disclosed principal that was named in the Subscription Agreement, (iv) is, and such disclosed principal, if any, is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the U.S. Securities Act) at the time of exercise of the Warrants, and (v) the representations and warranties of the Holder made in the Subscription Agreement (including the “Certification of U.S. Purchaser” attached as Schedule “D” thereto) remain true and correct as of the date of exercise of the Warrants; or

(c)	has submitted to the Company at the time of exercise a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company (or such other written documentation that may be reasonably satisfactory to the Company) to the effect that the exercise of the Warrants and delivery of the Warrant Shares are exempt from the registration requirements of the U.S. Securities Act and any applicable securities laws of any state in the United States.

For the purposes of this Warrant Certificate, the following terms have the following meanings:

(1)	“Convertible Debenture Offering” means the offering by the Company of 10% unsecured non-transferable convertible debentures of the Company at a price of $1,000 per debenture, with the principal amount of the convertible debentures being convertible into units of the Company in accordance with the terms of the convertible debentures specified in the certificates thereof and with each unit consisting of one Common Share and one Warrant which closed on August 21, 2025.

(2)	“United States” has the meaning set forth in Rule 902(l) under the U.S. Securities Act.

(3)	“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the U.S. Securities Act, which includes

(a)	a natural person resident in the United States,

(b)	a partnership or corporation organized or incorporated under the laws of the United States,

(c)	an estate of which any executor or administrator is a U.S. Person, and

(d)	a trust of which any trustee is a U.S. Person.

(4)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.3	Partial Exercise.

If the Holder subscribes for a lesser number of Warrant Shares than may be subscribed for pursuant to this Warrant Certificate, the Company shall, contemporaneously with the issuance of the certificates representing the Warrant Shares issuable on the exercise of the Warrants so exercised, issue to the Holder, without charge, a Warrant Certificate on identical terms in respect of that number of Warrant Shares in respect of which the Holder has not exercised the rights evidenced by this Warrant Certificate.

1.4	Issuance of Warrant Shares.

The Company shall, as soon as possible after the Exercise Date, issue the number of Warrant Shares specified in the Election to Exercise. The Warrant Shares issuable upon the exercise of the Warrants shall be deemed to have been issued and the person or persons to whom such Warrant Shares is to be issued shall be deemed to have become the holder or holders of record of such Warrant Shares on the Exercise Date.

1.5	Insider Filings

The Holder is responsible for the filing of any and all insider filings required under securities laws.

1.6	Certificates.

As promptly as practicable after the Exercise Date, the Company shall issue and deliver or cause to be delivered to the Holder, registered in the name of the Holder, at the address specified therein, or, if not so specified in the Election to Exercise, cause to be held for collection by the Holder at the address of the Company as set out in subsection 1.1 (or at such additional place as may be decided by the Company from time to time and notified in writing to the Holder), certificates for that number of Warrant Shares specified in the Election to Exercise and a replacement Warrant Certificate.

1.7	Fractional Shares.

Notwithstanding any other term herein, the Company shall not issue any fraction of a Warrant Share upon the exercise of a Warrant at any time. If a Warrant confers the right to be issued a fraction of a Warrant Share, the number of Warrant Shares to be issued will be rounded down to the nearest whole number without any compensation.

2.	Anti-Dilution Protection.

2.1	Adjustments.

Subject to Section 2.2, the Exercise Price and the number of Warrant Shares issuable upon the exercise of the Warrants are subject to the following adjustments each time such an event occurs.

(a)	If the Company:

(i)	subdivides or splits the outstanding Common Shares into a greater number of Common Shares;

(ii)	reduces, combines or consolidates the outstanding Common Shares into a smaller number of Common Shares; or

(iii)	fixes a record date for the issue of, or issues, Common Shares or securities convertible into or exchangeable for Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution, the Exercise Price in effect on the effective date of that subdivision, split, reduction, combination or consolidation or on the record date for that issue of Common Shares by way of a dividend or distribution will:

(iv)	in the case of an event referred to in (i) or (iii), decrease in proportion to the number of outstanding Common Shares resulting from that subdivision, split or dividend; or

(v)	in the case of an event referred to in (ii), increase in proportion to the number of outstanding Common Shares resulting from that reduction, combination or consolidation.

Any adjustment to the Exercise Price under this Section 2.1(a) will include a corresponding adjustment to the number of Warrant Shares or other classes of shares or securities that the Holder is entitled to receive upon exercise of the Warrants (and which, as at the date of this certificate, is equal to one Warrant Share per Warrant).

2.2	Rules.

(a)	The adjustments referred to in Section 2.1 are cumulative. No adjustment in the Exercise Price will occur unless the adjustment results in a change of at least one per cent in the Exercise Price then in effect and no adjustment will occur to the number of Warrant Shares issuable upon exercise of the Warrants unless it results in a change of at least one one-hundredth of a Warrant Share; except that any adjustments that, except for this Section 2.2(a), would otherwise have occurred will be carried forward and taken into account in any subsequent adjustment.

(b)	No adjustment in the Exercise Price or in the number or kind of securities issuable upon the exercise of a Warrant will occur in respect of an event described in this Section 2 if the Holder is entitled to participate in that event on the same terms, with the necessary modifications, as if the Holder had exercised the Warrant before or on the record date or effective date, as the case may be, of the event.

(c)	In any case in which this Section 2 provides that an adjustment become effective immediately after a record date for an event referred to in Section 2.1, the Company may defer, until the occurrence of that event, issuing to the Holder any additional Common Shares issuable by reason of the adjustment.

(d)	If a dispute arises with respect to any adjustment of the Exercise Price or the number of Warrant Shares issuable under the Warrants, that dispute shall be conclusively determined by the Company’s auditors or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the Company’s board of directors.

(e)	Notwithstanding anything to the contrary herein, any adjustments to the Exercise Price is subject to the prior approval of the TSX Venture Exchange (the “TSXV”) other than adjustments in relation to a subdivision or split of the outstanding Common Shares into a greater number of Common Shares and in relation to a reduction, combination, or consolidation of the outstanding Common Shares into a smaller number of Common Shares.

2.3	Taking of Actions.

Before taking an action that would require an adjustment under Section 2.1, the Company shall take all actions that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue as fully paid and non-assessable shares or other securities, all of the Common Shares or other securities that the Holder is entitled to receive in accordance with this Section 2, including receipt of all necessary regulatory approvals.

2.4	Notice of Adjustment.

Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares issuable upon exercise of Warrants, or other adjustment referred to in Section 2.1(b) above, the Company shall give written notice thereof to the Holder at its address as shown on the books of the Company. The notice shall state the Exercise Price resulting from the adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at that price upon exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

3.	Covenants by the Company.

The Company hereby covenants and agrees as follows:

(a)	there will remain unissued out of its authorized capital, solely for the purpose of issuing upon the exercise of the Warrants, a sufficient number of Common Shares to satisfy the rights of acquisition provided for in this Warrant Certificate; and

(b)	it will, at its expense and as expeditiously as possible, use its reasonable commercial efforts to cause all Warrant Shares issuable upon the exercise of the Warrants to be duly listed on the TSXV or any other recognized stock exchange upon which the Common Shares may be then listed prior to the issuance of such shares.

4.	Representations and Warranties of the Company.

The Company hereby represents and warrants that:

(a)	it is duly authorized and has all necessary corporate power and authority to create and/or issue, as applicable, the Warrants evidenced hereby and the Warrant Shares issuable upon the exercise of the Warrants;

(b)	this Warrant Certificate has been duly executed and the Warrants evidenced hereby represent valid, legal and binding obligations of the Company enforceable in accordance with their terms, and the Company has the power and authority to issue this certificate and to perform each of its obligations as herein contained; and

(c)	the execution and delivery of this Warrant Certificate by the Company are not, and the issuance of the Warrant Shares upon exercise of the Warrants in accordance with the terms hereof, will not be, inconsistent with the Company’s constating documents, and do not and will not contravene any provision of, or constitute a default under, any applicable law or any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound.

5.	Transfer of Warrants.

The Warrants are non-transferable.

6.	Replacement.

Upon receipt of evidence satisfactory to the Company, acting reasonably, of the loss, theft, destruction or mutilation of this Warrant Certificate, the Company shall issue and deliver to the Holder a replacement certificate containing the same terms and conditions as this Warrant Certificate.

7.	Expiry.

The Warrants shall expire and all rights to purchase Warrant Shares hereunder shall cease and become null and void at the Time of Expiry.

8.	Time.

Time shall be of the essence of this Warrant Certificate.

9.	Governing Law.

This Warrant Certificate and its application and interpretation shall be governed by and interpreted and construed in accordance with the laws of the Province of British Columbia. The parties hereto irrevocably attorn to the exclusive jurisdiction of the courts of British Columbia in the City of Vancouver in and of this Warrant Certificate.

10.	Legends on Warrant Shares.

Notwithstanding anything herein contained, the Warrant Shares will only be issued and registered upon exercise of the Warrants in compliance with the securities laws of any applicable jurisdiction and, without limiting the generality of the foregoing, in the event that the Warrants are exercised prior to the expiry of any applicable hold period under applicable securities legislation, the certificates representing the Warrant Shares thereby issued will bear such legend as may, in the opinion of counsel to the Company be necessary in order to avoid a violation of any securities laws applicable in Canada, the United States or any other jurisdiction having authority or to comply with the requirements of any stock exchange on which the securities of the Company are listed, provided that if, at any time, in the opinion of counsel to the Company, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at the holder’s expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel satisfactory to the Company to the effect that such holder is entitled to sell or otherwise transfer such Warrant Shares in a transaction in which such legends are not required), such legended certificate may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legend.

In accordance with applicable Canadian securities laws, all Warrant Shares issued prior to the date that is four months and a day following the date of the applicable closing under the Convertible Debenture Offering shall bear the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS
SECURITY MUST NOT TRADE THE SECURITY BEFORE DECEMBER 21, 2025.

11.	Amendments.

Any alteration, amendment or revision to this Warrant Certificate may only be made by a written agreement between the Company and the Holder, and with the consent of the applicable stock exchanges, if applicable.

12.	Miscellaneous Interpretation Matters.

(a)	The division of this Warrant Certificate into sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

(b)	Unless otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(c)	The use of the words, “includes” or “including” shall be deemed to mean “includes, without limitation”, or “including, without limitation”, as applicable, in each case whether or not they are in fact followed by such words or words of like import.

(d)	For the purposes hereof, “trading day” means any day on which the TSXV (or such other stock exchange on which the Common Shares are then listed for trading) is open for trading and, if any period expires or any day on which any action is to be taken under this Warrant Certificate falls on a day which is not a trading day, it shall be deemed to refer to the next trading day.

13.	Severability.

If any covenant or provision herein or any portion hereof is determined to be void, unenforceable or prohibited by the law of any province or the local requirements of any provincial or federal government authority, such shall not be deemed to affect or impair the validity of any other covenant or provision herein or a portion thereof, as the case may be, nor the validity of such covenant or provision or a portion thereof, as the case may be, in any other jurisdiction.

14.	Enurement.

This Warrant Certificate and all of its provisions shall enure to the benefit of the Holder and its successors or personal representatives and shall be binding upon the Company, its successors and permitted assigns.

15.	Language.

The parties hereto acknowledge and confirm that they have requested that this Warrant Certificate as well as all notices and other documents contemplated hereby be drawn up in the English language.

16.	General.

This Warrant Certificate is not valid for any purpose whatsoever unless and until it has been signed by or on behalf of the Company. The holding of the Warrants evidenced by this Warrant Certificate shall not be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company nor entitle the Holder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate. The Company will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for better accomplishing and effecting the intentions and provisions of this Warrant Certificate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer as of the date set forth below.

DATED as of the [●] day of [●], [●].

FORT TECHNOLOGY INC.

Name:	Gabi Kabazo
Title:	Chief Executive Officer

Signature Page to Warrant Certificate

EXHIBIT “1”

Election to Exercise

The undersigned hereby irrevocably elects to exercise the number of the Warrants of Fort Technology Inc. set out below for the number of Warrant Shares as set forth below:

(i)	Number of Warrants to be exercised:
(ii)	Number of Warrant Shares:
(iii)	Exercise Price:
(iv)	Aggregate Purchase Price [(ii) multiplied by (iii)]:	$
(v)	Direction as to Registration:

Name of Registered Holder

Address of Registered Holder

Phone Number of Registered Holder

E-mail of Registered Holder

and hereby tenders the original Warrant Certificate representing the Warrants and a certified cheque, bank draft or cash, or immediately available funds by wire or electronic funds transfer, for such aggregate purchase price, and directs such Warrant Shares to be registered and certificates therefor to be issued as directed above.

(Please check the ONE box applicable):

☐     A.     The undersigned holder (i) is not resident in the United States, (ii) is not a U.S. Person, (iii) is not exercising the Warrants for the account or benefit of a U.S. Person or person in the United States, (iv) at the time of exercise of the Warrants and the execution and delivery of this exercise form, is not in the United States and (v) the delivery of the underlying Warrant Shares will not be to an address in the United States.

☐    B.     The undersigned holder (i) is the original purchaser of the convertible debentures convertible into the Warrants pursuant to the Convertible Debenture Offering, (ii) completed the “Certification of U.S. Purchaser” attached as Schedule “D” to the Subscription Agreement, (iii) is exercising the Warrants for its own account and benefit or for the account and benefit of a disclosed principal that was named in the Subscription Agreement, (iv) is, and such disclosed principal, if any, is, an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act at the time of exercise of these Warrants, and (v) the representations and warranties of the holder made in the Subscription Agreement, including the “Certification of U.S. Purchaser” attached as Schedule “D” to the Subscription Agreement, remain true and correct as of the date of exercise of these Warrants.

☐    C.     The undersigned holder has delivered to the Company an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance reasonably satisfactory to the Company) to the effect that the exercise of the Warrants and delivery of the Warrant Shares are exempt from the registration requirements of the U.S. Securities Act and any applicable securities laws of any state of the United States.

Notes:

(1)	Certificates or statements will not be registered or delivered to an address in the United States unless Box B, or C above is checked.

(2)	If Box C above is checked, holders are encouraged to consult with the Company in advance to determine that the legal opinion tendered in connection with the exercise will be satisfactory in form and substance to the Company. The undersigned holder understands that unless box (A) above is checked the certificate representing the Warrant Shares will bear or be deemed to bear a legend restricting transfer under the U.S. Securities Act and applicable securities laws of any state of the United States unless an exemption from registration requirements is available.

Capitalized terms not otherwise defined in this exercise form have the meanings set forth in the Warrant Certificate representing the Warrants.

The undersigned holder understands that the certificates representing the Warrant Shares issued upon exercise of the Warrants may bear a legend restricting transfer under the U.S. Securities Act.

DATED this _________day of __________________20______.

Per:___________________________________